UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2022

Levere Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40243	98-1581160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall,
Cricket Square, Grand Cayman
Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	LVRAU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	LVRA	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LVRAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective January 25, 2022, the board of directors (the “Board”) of Levere Holdings Corp (the “Company”) unanimously appointed Wilko Stark as a Class I Director to fill the vacancy on the Board created by the passing of Ingo Hueck. Mr. Stark shall serve as a Class I Director for the remainder of the full term of Ingo Hueck, which shall expire at the Company’s first annual general meeting, or until his earlier resignation, death or removal. The Board also appointed Mr. Stark to serve as a member of the Compensation Committee and Nominating Committee.

In connection with Mr. Stark’s appointment, he and the Company entered into (i) an indemnification agreement and (ii) a joinder to the letter agreement, dated as of March 23, 2021, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. The Company’s director indemnification agreements and the letter agreement were described in, and the forms of such agreements were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-253105).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Levere Holdings Corp.

Date: January 25, 2022	By:	/s/ Martín Varsavsky Waisman-Diamond
	Name:	Martín Varsavsky Waisman-Diamond
	Title:	Chairman and Chief Executive Officer